EXHIBIT (a)(3)

NOTICE OF GUARANTEED DELIVERY

for

Tender of Shares of Common Stock
of
Gencor Industries, Inc.
(not to be used for signature guarantees)

THE CASH TENDER OFFER AND EXCHANGE OFFER, AND RELATED WITHDRAWAL RIGHTS,
WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME,
ON THURSDAY, DECEMBER 11, 2003, UNLESS EXTENDED.

     This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below): (1) if certificates (“Share Certificates”) representing shares of common stock, par value $0.10 per share (“Shares”), of Gencor Industries, Inc., a Delaware corporation (“Gencor”), are not immediately available; (2) if Share Certificates and all other required documents cannot be delivered to Continental Stock Transfer & Trust Company, the depositary for the Offer (the “Depositary”); or (3) if the procedures for book-entry transfer cannot be completed on a timely basis. This form may be delivered by hand to the Depositary or transmitted by facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined in the Offering Circular, dated November 13, 2003). See Section 2 of the Offering Circular on “Procedures for Tendering Shares.”

The Depositary for the Offer is:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By Facsimile Transmission for	By Registered or Certified Mail:	By Hand Delivery or Overnight Courier:
Eligible Institutions only:
(212) 616-7610

For Confirmation of	Continental Stock Transfer &	Continental Stock Transfer
Facsimile Receipt Only:	Trust Company	& Trust Company
(212) 509-4000 ext. 536	17 Battery Place, 8th Floor	17 Battery Place, 8th Floor
	New York, NY 10004	New York, NY 10004

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL FOR THE OFFER IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” (AS DEFINED IN THE OFFERING CIRCULAR) UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON SUCH LETTER OF TRANSMITTAL.

THE ELIGIBLE INSTITUTION THAT COMPLETES THIS FORM MUST COMMUNICATE THE GUARANTEE TO THE DEPOSITARY AND MUST DELIVER THE LETTER OF TRANSMITTAL OR AN AGENT’S MESSAGE (AS DEFINED IN THE OFFERING CIRCULAR) AND SHARES TO THE DEPOSITARY IN THE TIME PERIOD SHOWN HEREIN. FAILURE TO DO SO COULD RESULT IN A FINANCIAL LOSS TO SUCH ELIGIBLE INSTITUTION.

THE GUARANTEE ON THE FOLLOWING PAGES MUST BE COMPLETED.

Ladies and Gentlemen:

     The undersigned hereby tenders to Gencor upon the terms and subject to the conditions set forth in the Offering Circular and in the Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of Shares set forth below, all pursuant to the “Procedures for Tendering Shares” set forth in Section 2 of the Offering Circular.

Number of Shares:

Certificate Nos. (if available):

Name(s) of Record Holder(s):

(Please Print)
Address(es):

Check box if Shares will be tendered by book-entry transfer ☐

Name of Tendering Institution:

Account Number:

Area Code and Tel. No.:

Signature(s):

Dated: , 2003

GUARANTEE
(not to be used for signature guarantee)

     The undersigned, a firm that is a participant in the Security Transfer Agent’s Medallion Program or Nasdaq Stock Market Guarantee Program or the Stock Exchange Medallion Program or is an “eligible guarantor institution,” as such term is defined in Rule l7Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Depositary either the certificates representing the Shares tendered herewith, in proper form for transfer, or a Book-Entry Confirmation (as defined in Section 2 of the Offering Circular on “Procedures for Tendering Shares”) with respect to such Shares, in any such case together with a properly completed and duly executed Letter of Transmittal for the Offer (or a facsimile copy of it), with any required signature guarantees, or an Agent’s Message (as defined in Section 2 of the Offering Circular on “Procedures for Tendering Shares”), and any other required documents, within three trading days (as described in the Letter of Transmittal) after the date hereof.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver a Letter of Transmittal for the Offer or an Agent’s Message and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

Address(es):

Area Code and Tel. No.:

Sign:

(Authorized Signature)
Name:

(Please Print)
Title:

Dated: , 2003

NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE. SHARE CERTIFICATES
SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL FOR THE OFFER.

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